UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009 (April 24, 2009)

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-3123	33-0885775
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As discussed in the Annual Report on Form 10-K filed by China Automotive Systems, Inc., the “Company”, with the Securities and Exchange Commission on March 26, 2009, the Company received a letter from the joint and several provisional liquidator acting on behalf of Lehman Brothers Commercial Corporation Asia Limited, the “LBCCA Liquidator”, requesting that it be granted an extension of time until April 24, 2009 to obtain legal advice and to consider its rights under the aggregate $30 million convertible notes, the “Convertible Notes”, purchased by Lehman Brothers Commercial Corporation Asia Limited, “LBCCA”.  The Company has granted an extension to April 15, 2009.  After various discussions, the LBCCA Liquidator further requested an extension of delivery of redemption notices to April 24, 2009.

On April 24, 2009, LBCCA’s lawyers sent three Holder Redemption Notices all dated April 24, 2009 via fax electing to redeem the entire outstanding principal, in the aggregate sum of $30,000,000, together with interest, late charges, if any, and the Other Make Whole Amount as defined in the Convertible Notes, to be paid on July 23, 2009.

The Company is reviewing whether the letter, request for extension, the Holder Redemption Notices and other matters relating to the Convertible Notes have followed the terms of the securities purchase agreement dated February 1, 2008 and the Convertible Notes.  The Company is seeking legal advice and will negotiate with LBCCA Liquidator to resolve this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: April 30, 2009	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman